SUB-ITEM 77C

The MFS Global Telecommunications Fund held a special meeting of shareholders on July 28, 2003 to approve the Plan of Reorganization providing for the transfer of all of the assets of MFS Global Telecommunications Fund to MFS Technology Fund, each a series of MFS Series Trust I, in exchange for shares of beneficial interest of MFS Technology

  Fund and the assumption by MFS Technology Fund of the liabilities of MFS Global Telecommunications Fund, and the distribution of such shares to the shareholders of MFS Telecommunications Fund and the termination of MFS Global Telecommunications Fund. Shareholders represented in person or by proxy voted as follows:

-------------- --------------------- -----------------------------------
             Shares                              % of Shares Outstanding
--------------- ---------------------- -----------------------------------
----------------- --------------- -----------------------------------
For                       19,956,301.10                       44.747%
------------------ ------------------ -----------------------------------
--------------------- --------------------- -----------------------------------
Against                            860,051.19                       1.928%
--------------------- ------------------- -----------------------------------
---------------------- -------------------- -----------------------------------
Abstain                        1,768,808.55                        3.966%
-------------------- ---------------------- -----------------------------------
------------------------- ------------ -----------------------------------
Total                         22,585,160.84                       50.966%
------------------ ------------------ -----------------------------------


The MFS Global Asset Allocation Fund, a series of MFS Series Trust I, held a special meeting of shareholders on August 15, 2003 to approve the Agreement and Plan of Reorganization providing for the transfer of all of the assets of MFS Global Asset Allocation Fund to MFS Global Total Return Fund, a series of MFS Series Trust VI, in exchange solely for shares of beneficial interest in MFS Global Total Return Fund and the assumption by MFS Global Total Return Fund of the liabilities of MFS Global Asset Allocation Fund, the distribution of the MFS Global Total Return Fund shares to the shareholders of MFS Global Asset Allocation Fund in liquidation of MFS Global Asset Allocation Fund and the termination of MFS Global Asset Allocation

  Fund. Shareholders represented in person or by proxy voted as follows:

------------------- -------------------- -----------------------------------
                   Shares                              % of Shares Outstanding
------------------ -------------------- -----------------------------------
-------------------- ---------------- -----------------------------------
For                       58,343,480.19                       50.110%
------------------- -------------------- -----------------------------------
------------------ ------------------- -----------------------------------
Against                     1,720,724.20                        1.478%
--------------- ------------------- -----------------------------------
-------------------- ----------------- -----------------------------------
Abstain                      3,627,595.34                        3.115%
--------------------- --------------------- -----------------------------------
--------------------- -------------------- -----------------------------------
Total                       63,691,799.73                       54.703%
------------------ --------------------- -----------------------------------